UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 20, 2023
Date of Report (Date of earliest event reported)

1-13948
(Commission file number)
MATIV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware		62-1612879
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

100 North Point Center East,	Suite 600
Alpharetta,	Georgia	30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the 2023 Annual Meeting of Stockholders of Mativ Holdings, Inc. (the “Company”) held on April 20, 2023 (the “2023 Annual Meeting”), the following matters were considered and acted upon with the results indicated below.

Proposal One - Election of Directors

The following individuals were elected as Class I directors to serve a three-year term:

Nominees	For	Withheld	Broker Non-Votes
William Cook	44,841,580	532,703	3,633,702
Jeffrey Keenan	42,245,823	3,114,790	3,633,702
Marco Levi	44,843,376	530,449	3,633,702

Proposal Two - Ratification of the Selection of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2023	48,401,544	573,154	164,436	—

Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Stockholders vote, on an advisory basis, to approve the compensation paid to Named Executive Officers (“say-on-pay” vote)	44,218,686	1,125,615	161,131	3,633,702

Proposal Four - Non-Binding Advisory Vote to Approve the Frequency of a Non-Binding Advisory Vote on Executive Compensation

	Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
Stockholders vote, on an advisory basis, to approve the frequency of a non-binding advisory vote on the compensation paid to Named Executive Officers	43,079,937	219,509	2,127,935	78,051	3,633,702

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mativ Holdings, Inc.
(Registrant)

By:	/s/ Ricardo Nunez
Ricardo Nunez Chief Legal Officer, Secretary and Chief Compliance Officer

April 26, 2023